                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(3)(2))

     [X]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         INSITUFORM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules
         14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
         ------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:
         ------------------------------------------------------------
    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:
         ------------------------------------------------------------
    (5)  Total fee paid:
         ------------------------------------------------------------
    [ ]  Fee paid previously with preliminary materials.

    [ ]  Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for
         which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
         Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
         ------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:
         ------------------------------------------------------------
    (3)  Filing Party:
         ------------------------------------------------------------
    (4)  Date Filed:
         ------------------------------------------------------------

                         INSITUFORM TECHNOLOGIES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 29, 2003

                            ------------------------

TO THE OWNERS OF COMMON STOCK
  OF INSITUFORM TECHNOLOGIES, INC.:

     You are invited to attend Insituform Technologies, Inc.'s 2003 annual meeting of stockholders. The meeting will be held on Thursday, May 29, 2003, at 9:00 a.m. (local time) at the Doubletree Hotel, 16625 Swingley Ridge Road, Chesterfield, Missouri.

     The purposes of this year's meeting are:

          (1) to elect nine directors,

          (2) to approve and adopt the amendment and restatement of the 2001 Non-Employee Director Equity Incentive Plan,

          (3) to approve and adopt the amendment and restatement of the 2001 Employee Equity Incentive Plan, and

          (4) to transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

     The board of directors set March 31, 2003 as the record date for the meeting. This means that if you are an owner of our common stock at the close of business on that date, you are entitled to receive this notice of the meeting, and to vote at the meeting and any adjournment(s) of the meeting.

     If you do not expect to attend the meeting, please mark, sign, date and return the enclosed proxy card in the postage-paid envelope, so that your vote can be recorded.

                                          By Order of the Board of Directors,

                                          THOMAS A. A. COOK
                                          Secretary

Chesterfield, Missouri
April 16, 2003

                                PROXY STATEMENT

     Insituform Technologies, Inc.'s board of directors is mailing this proxy statement and the proxy card to you to solicit proxies on its behalf to be voted at our 2003 annual meeting of stockholders, and at any adjournment(s) of the meeting. This proxy statement and the proxy card were first mailed on April 16, 2003. The meeting will be held on Thursday, May 29, 2003 at 9:00 a.m. (local time) at the Doubletree Hotel, 16625 Swingley Ridge Road, Chesterfield, Missouri, for the purposes listed in the accompanying notice.

     We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by our officers, directors and regular employees personally, by mail or by telephone. We may pay brokers and other persons holding shares of stock in their names, or the names of their nominees, for the reasonable expenses in sending soliciting material to their principals. We have engaged Morrow & Co., 444 Park Avenue, New York, New York 10022, to aid in the solicitation of proxies for a fee estimated at $6,500 plus reimbursement for reasonable and customary out-of-pocket expenses.

     Our executive office is located at 702 Spirit 40 Park Drive, Chesterfield, Missouri 63005.

                               TABLE OF CONTENTS

Questions and Answers about the Meeting and Voting..........    2
Proposal 1: Election of Directors...........................    4
  Certain Information Concerning Nominees and Directors.....    4
  Board Meetings and Committees.............................    6
Director Compensation.......................................    7
Executive Compensation......................................    8
  Summary Compensation Table................................    8
  Option Grant Table........................................    9
  Aggregate Option Exercises and Year-End Option Table......   10
  Long-Term Incentive Plan Awards Table.....................   10
Certain Agreements with Directors and Executive Officers....   11
Joint Report of Compensation Committee and Board of
  Directors on Executive Compensation.......................   11
Certain Relationships and Related Transactions..............   15
Report of the Audit Committee...............................   16
Independent Auditors........................................   17
Performance Graph...........................................   18
Information Concerning Certain Stockholders.................   19
Section 16(a) Beneficial Ownership Reporting Compliance.....   22
Proposal 2: Approval and Adoption of the Amendment and
  Restatement of the 2001 Non-Employee Director Equity
  Incentive Plan............................................   22
Proposal 3: Approval and Adoption of the Amendment and
  Restatement of the 2001 Employee Equity Incentive Plan....   24
Equity Compensation Plan Information........................   27
Other Matters...............................................   28
Stockholder Proposals.......................................   28
Appendix A -- Audit Committee Charter.......................  A-1
Appendix B -- Amended and Restated 2001 Non-Employee
  Director Equity Incentive Plan............................  B-1
Appendix C -- Amended and Restated 2001 Employee Equity
  Incentive Plan............................................  C-1

               QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

WHO MAY VOTE?

     You may vote if you owned shares at the close of business on March 31, 2003, the record date for our 2003 annual meeting of stockholders. You are entitled to one vote for each share you owned on that date for each director to be elected and on each other matter presented at the meeting. As of March 31, 2003, we had 26,459,115 shares of Class A common stock, $.01 par value, outstanding. We have no class or series of voting stock outstanding other than the common stock.

WHAT AM I VOTING ON?

     - You are voting to elect nine directors. Each director, if elected, will serve a term of one year and until his or her successor has been elected and has qualified.

        Our board of directors recommends a vote "FOR" the election of each of the nominees for director.

     - You are also voting to approve and adopt the amendment and restatement of the 2001 Non-Employee Director Equity Incentive Plan.

        Our board of directors recommends a vote "FOR" this proposal.

     - You are also voting to approve and adopt the amendment and restatement of the 2001 Employee Equity Incentive Plan.

        Our board of directors recommends a vote "FOR" this proposal.

     - In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

HOW DO I VOTE?

     - BY WRITTEN PROXY: You can vote by written proxy. If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy. You can return your proxy card in the enclosed envelope, which requires no postage if mailed in the U.S.

     - IN PERSON: If you are a record stockholder, you can vote in person at the meeting.

WHAT IS THE DIFFERENCE BETWEEN A RECORD STOCKHOLDER AND A STOCKHOLDER WHO HOLDS SHARES IN STREET NAME?

     - If your shares are registered in your name, you are a record stockholder.

     - If your shares are in the name of your broker or bank, your shares are held in street name.

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

     Directors are elected by a plurality vote. That means that the nine nominees who receive the most votes are elected. A majority vote is not required.

WHAT VOTE IS REQUIRED TO APPROVE AND ADOPT THE AMENDMENT AND RESTATEMENT OF THE 2001 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN?

     The amendment and restatement of the 2001 Non-Employee Director Equity Incentive Plan requires a majority vote of the shares of our common stock represented in person or by proxy at the meeting.

WHAT VOTE IS REQUIRED TO APPROVE AND ADOPT THE AMENDMENT AND RESTATEMENT OF THE 2001 EMPLOYEE EQUITY INCENTIVE PLAN?

     The amendment and restatement of the 2001 Employee Equity Incentive Plan requires a majority vote of the shares of our common stock represented in person or by proxy at the meeting.

CAN I REVOKE MY PROXY?

     Yes.  You can revoke your proxy by:

        - giving written notice to our corporate Secretary prior to the actual vote at the meeting,

        - delivering a later-dated proxy card prior to or at the meeting, or

        - voting in person at the meeting.

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

     The record date for the 2003 annual meeting of stockholders is March 31, 2003. The record date is set by our board of directors, as required by Delaware law. Record stockholders at the close of business on the record date are entitled to:

        - receive notice of the meeting, and

        - vote at the meeting, and at any adjournment(s) of the meeting.

WHAT IF I DO NOT SPECIFY MY VOTE WHEN I RETURN MY PROXY?

     You should specify your choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted "FOR" the election of all director nominees, "FOR" the amendment and restatement of the 2001 Non-Employee Director Equity Incentive Plan and "FOR" the amendment and restatement of the 2001 Employee Equity Incentive Plan.

HOW ARE DESIGNATIONS TO "WITHHOLD AUTHORITY," ABSTENTIONS AND BROKER NON-VOTES COUNTED?

     If you designate on the proxy that you are "withholding authority" to vote for a director nominee or nominees or abstain from voting on the amendment and restatement of the 2001 Non-Employee Director Equity Incentive Plan or the amendment and restatement of the 2001 Employee Equity Incentive Plan, your shares will be counted as present for the purpose of determining the presence of a quorum for transacting business at the meeting.

     Broker "non-votes" will not be counted as present for the purpose of determining the presence or absence of a quorum unless these shares are voted on another matter presented at the meeting. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

        - has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote, and

        - does not have the discretionary voting power on the matter.

     As discussed above, a plurality of the votes cast is required for the election of directors, which means that the nominees with the nine highest vote totals will be elected as directors. As a result, a designation on the proxy that you are "withholding authority" for a director nominee or nominees will not have an effect on the results of the vote for the election of directors.

     Both the proposal to amend and restate the 2001 Non-Employee Director Equity Incentive Plan and the proposal to amend and restate the 2001 Employee Equity Incentive Plan require an affirmative vote of the majority of shares of our common stock represented in person or by proxy at the meeting.

     Therefore, abstentions will have the effect of a vote against these proposals. On the other hand, broker non-votes will only affect the vote for the amendment and restatement of the 2001 Non-Employee Director Equity Incentive Plan or the amendment and restatement of the 2001 Employee Equity Incentive Plan if they are deemed to be otherwise represented at the meeting. This could occur, for instance, if shares subject to broker non-votes on one or both of these proposals voted on the election of directors or the other proposal.

WHAT IS A QUORUM?

     A majority of the outstanding shares of our common stock must be represented, in person or by proxy, at the meeting to constitute a quorum for purposes of conducting business at the meeting.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     At the meeting, stockholders will elect nine directors, each to serve a term of one year and until a successor is elected and qualified. Each of the persons named on the accompanying proxy card intends to vote the shares represented thereby in favor of the nine nominees listed under "Certain Information Concerning Nominees and Directors" below, unless otherwise instructed in the proxy. Each director nominee is presently serving as a director of Insituform. We have no reason to believe that any of the director nominees will be unable or will decline to serve. If, however, any nominee should become unable or unwilling to serve, the persons named on the accompanying proxy card will vote the shares represented by the proxy for another person duly nominated by our board, or a committee of the board, to act in the nominee's place, or, if no other person is so nominated, to vote the shares only for the remaining nominees.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

     Certain information concerning the nominees for election as directors is set forth below. This information was furnished to us by the nominees. No family relationship exists between any of our directors or executive officers. Only the companies noted as such, or sharing the "Insituform" name, are our affiliates.

     ROBERT W. AFFHOLDER                                     Director since 1995
                                                                          Age 67

        Senior Executive Vice President of Insituform since 1996; Senior Vice President -- Chief Operating Officer of North American Contracting Operations of Insituform from 1995 to 1996; Vice Chairman and President of Insituform Mid-America, Inc. until 1995; Director: H.E.R.C. Products Incorporated (a company that cleans water lines and bilge piping on ships).

        Member of our Strategic Planning Committee.

     PAUL A. BIDDELMAN                                       Director since 1988
                                                                          Age 57

        President of Hanseatic Corporation (private investment company) since 1997; Director: Celadon Group, Inc., Six Flags, Inc., Star Gas LLC (general partner of Star Gas Partners, L.P.) and SystemOne Technologies Inc.

        Chair of our Audit Committee and member of our Corporate Governance & Nominating Committee.

     STEPHEN P. CORTINOVIS                                   Director since 1997
                                                                          Age 53

        Partner of Bridley Capital Partners (private equity firm); Vice President International and President -- Europe, Emerson Electric Co. from prior to 1997 until 2001.

        Chair of our Compensation Committee and member of our Corporate Governance & Nominating Committee.

     JOHN P. DUBINSKY                                        Director since 2002
                                                                          Age 59

        President and Chief Executive Officer of Westmoreland Associates, LLC (financial consulting company) since 1999; President Emeritus of Firstar Bank from 1999 until 2001; Chairman, President and Chief Executive Officer of Mercantile Bank from 1997 until its merger with U.S. Bank National Association (formerly, Firstar Bank, N.A.) in 1999; previously President and CEO of Mark Twain Bancshares, Inc.; Chairman: BJC HealthCare; Trustee: Barnes-Jewish Hospital and Washington University.

        Member of our Audit Committee and Strategic Planning Committee.

     JUANITA H. HINSHAW                                      Director since 2000
                                                                          Age 58

        Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc. (electrical and communications distributor) since 2000; Chief Financial Officer of Highlights of Ophthalmology International, Inc. (publishing company) from 1999 until 2000; Vice President and Treasurer of Monsanto Company (a company that genetically engineers agricultural products) from before 1997 to 1999; Director: Graybar Electric Company, Inc. and IPSCO, Inc.

        Member of our Audit Committee and Compensation Committee.

     ANTHONY W. HOOPER                          Chairman of the Board since 1997
                                                                          Age 55

        Insituform's Chief Executive Officer since 1996 and President from 1996 until March 2003; prior to 1996, Senior Vice President -- Marketing and Technology of Insituform.

        Chair of our Strategic Planning Committee.

     THOMAS N. KALISHMAN                                     Director since 1998
                                                                          Age 39

        Private Investor; Chairman of the Board of Maverix.net, Inc.(1) (a telecommunications company) from 1999 until August 2002; President of Insituform's United Pipeline Systems division during 1998;
        Director -- East Group of North American Pipe Rehabilitation of Insituform from 1997 to 1998; Operations Manager -- Southeast Region of Insituform until 1996.

        Member of our Strategic Planning Committee.

     SHELDON WEINIG                                          Director since 1992
                                                                          Age 75

        Adjunct Professor at Columbia University since before 1997 and at State University of New York, Stony Brook since before 1997; Consultant of Sony Engineering and Manufacturing of America until 1996; Director:
        Intermagnetics General Corporation.

        Member of our Audit Committee and Corporate Governance & Nominating Committee.

---------------

(1) Maverix.net, Inc. filed a bankruptcy petition in January 2001 that was subsequently dismissed.

     ALFRED L. WOODS                                         Director since 1997
                                                                          Age 59

        President of Woods Group (a management consulting company) since before 1997; Director: Clutchmobile, Inc. (distributor of automotive parts, specializing in drive train components).

        Chair of our Corporate Governance & Nominating Committee and member of our Compensation Committee.

BOARD MEETINGS AND COMMITTEES

     During 2002, our board of directors held seven meetings and acted by unanimous written consent five times. No director attended fewer than 75% of the aggregate number of board meetings and board committee meetings on which the director served during 2002. Our board has an Audit Committee, Compensation Committee, Corporate Governance & Nominating Committee and Strategic Planning Committee. In addition, during 2002, our board formed an ad hoc committee in connection with the selection of our new Chief Operating Officer.

     The members of our board's Audit Committee are Paul A. Biddelman (Chair), John P. Dubinsky, Juanita H. Hinshaw and Sheldon Weinig. The primary functions of the Audit Committee are to assist the board in overseeing (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence and
(d) the performance of our internal audit function and independent auditors. The Audit Committee also prepares the Audit Committee report included in our proxy statements. The Audit Committee's activities are intended to describe a program of guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls. The Audit Committee's responsibilities include:

     - the appointment, compensation and termination of the independent auditors and of our internal auditors,

     - oversight of the independent auditors' and the internal auditors' work,

     - review of the scope and results of our internal controls,

     - approval of the professional services provided by the independent auditors, and

     - review of the independence of the independent auditors.

During 2002, the Audit Committee held ten meetings. The board has adopted a revised written charter for the Audit Committee. A copy of the revised charter is included as Appendix A to this proxy statement and is also available on our website, www.insituform.com.

     The members of our board's Compensation Committee are Stephen P. Cortinovis (Chair), Juanita H. Hinshaw and Alfred L. Woods. The Compensation Committee (a) determines the compensation level of the Chief Executive Officer and other executive officers, (b) prepares the executive compensation report included in our proxy statements and (c) administers and makes recommendations with respect to our incentive compensation plans and stock based plans. During 2002, the Compensation Committee held two formal meetings, several informal meetings and acted once by unanimous written consent. The board has adopted a written charter for the Compensation Committee. The charter is available on our website, www.insituform.com.

     During 2002, our entire board carried out the duties of the Nomination Committee as that committee was dissolved in 2000. In 2003, the board formed the Corporate Governance & Nominating Committee. The members of the new Corporate Governance & Nominating Committee are Alfred L. Woods (Chair), Paul A. Biddelman, Stephen P. Cortinovis and Sheldon Weinig. The Corporate Governance & Nominating Committee advises the board on corporate governance principles, including developing and recommending to our board a set of corporate governance principles, and identifies qualified individuals to recommend as potential board members to our stockholders. Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at the 2004 annual meeting of stockholders must comply with a by-law provision dealing with nominations. For a discussion of the nominating procedures, see "Stockholder Proposals." As the Corporate Governance & Nominating Committee was recently formed, the committee did not meet during 2002. The board has adopted a written charter for the Corporate Governance & Nominating Committee. The charter is available on our website, www.insituform.com.

     The members of our board's Strategic Planning Committee are Anthony W. Hooper (Chair), Robert W. Affholder, John P. Dubinsky and Thomas N. Kalishman. The role of this committee is to review and to make recommendations to the board regarding our strategy and strategic planning process. During 2002, the Strategic Planning Committee held three meetings.

     In addition, our board formed the Chief Operating Officer Selection Committee in 2002 to identify and interview candidates for the position of President and Chief Operating Officer of Insituform, as well as to recommend a candidate for such position to the board. The members of the Chief Operating Officer Selection Committee were Paul A. Biddelman (Chair), Robert W. Affholder, Anthony W. Hooper and Thomas N. Kalishman. During 2002, the committee met as often as necessary to develop the selection criteria, identify and interview individuals meeting the criteria, and recommend a candidate to the board. Based on the recommendation of the Chief Operating Officer Selection Committee, the board appointed Thomas S. Rooney, Jr. as our President and Chief Operating Officer, effective as of April 1, 2003. The board informally dissolved the Chief Operating Officer Selection Committee in March 2003.

                             DIRECTOR COMPENSATION

     Until May 2002, each of our directors, other than Messrs. Hooper and Affholder, was compensated at a rate of $16,000 per year and $1,500 per board meeting or board committee meeting attended ($750 in the case of telephonic meetings or committee meetings held in conjunction with board meetings), plus reimbursement of related travel expenses. Beginning May 2002, each director, other than Messrs. Hooper and Affholder, is now compensated at a rate of $27,000 per year, plus reimbursement of related travel expenses. Our directors no longer receive additional board meeting or board committee meeting fees.

     Beginning in 2002, directors, other than Messrs. Hooper and Affholder, now receive additional compensation for serving on board committees as follows:

                                                                CHAIR          MEMBER
BOARD COMMITTEE                                              COMPENSATION   COMPENSATION
---------------                                              ------------   ------------
Audit Committee............................................    $14,500        $10,000
Compensation Committee.....................................     11,500          7,000
Corporate Governance & Nominating Committee................     11,500          7,000
Strategic Planning Committee...............................         --          7,000
Chief Operating Officer Selection Committee (ad hoc).......     10,000          5,000

     Non-employee directors are also eligible to receive grants of stock options under the 2001 Non-Employee Director Equity Incentive Plan from time to time. During 2002, Messrs. Biddelman, Cortinovis, Dubinsky, Weinig and Woods and Ms. Hinshaw each received 7,500 options to purchase shares of our common stock under the 2001 Non-Employee Director Equity Incentive Plan. These options vested immediately upon grant, have an exercise price of $23.85 per share and an expiration date of June 3, 2012. Upon Mr. Dubinsky's election to the board in 2002, he received 7,500 additional options to purchase shares of our common stock on the same terms as the other director options granted during 2002. Messrs. Affholder and Kalishman each received 7,500 options under the 2001 Employee Equity Incentive Plan on the same terms as the 2002 grants to the non-employee directors.

     We are presenting an amendment and restatement of the 2001 Non-Employee Director Equity Incentive Plan to you for approval at the 2003 annual meeting, which, if approved, would allow the grant of stock units to non-employee directors in addition to stock options. See "Proposal 2: Approval of the Amendment and Restatement of the 2001 Non-Employee Director Equity Incentive Plan."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to compensation for each of our last three completed fiscal years of our chief executive officer and certain other individuals who were executive officers during 2002.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                         ------------
                                                                          NUMBER OF
                                                 ANNUAL COMPENSATION      SECURITIES
                                       FISCAL   ----------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY(1)      BONUS      OPTIONS(#)    COMPENSATION
---------------------------            ------   ---------     --------   ------------   ------------
Anthony W. Hooper....................   2002    $545,500      $156,742     80,837         $ 10,480(2)
  Chairman of the Board                 2001     519,584            --     75,072            8,095
  and Chief Executive                   2000     460,417       350,625     50,000           16,429
  Officer
Joseph A. White......................   2002     257,333        52,816     21,766            8,408(3)
  Vice President --                     2001     245,250            --     17,132            7,322
  Chief Financial Officer               2000     220,417       114,067     17,400           15,782
Carroll W. Slusher...................   2002     252,167        43,800     25,262            8,598(4)
  Vice President --                     2001     237,500            --     20,109            7,272
  North America                         2000     197,833       120,000     17,400           15,732
Thomas A. A. Cook....................   2002     216,167        44,367     15,236            8,216(5)
  Vice President --                     2001     208,333            --     13,525            7,104
  General Counsel                       2000      62,180        31,554     15,000            2,126
Robert W. Affholder..................   2002     125,000            --      7,500            3,872(6)
  Senior Executive                      2001     125,000            --      7,500            3,810
  Vice President                        2000     125,000            --      7,500           10,060
Antoine Menard.......................   2002     144,663(8)         --      6,219(9)       231,473(10)
  Former Vice President --              2001     133,261(11)        --      5,900(9)            --
  Europe(7)                             2000     118,305         7,724      6,500(9)            --

---------------
 (1) Includes amounts earned but deferred at the election of the executive officer under our nonqualified deferred compensation plan.

 (2) Represents $7,346 in employer-matching contributions under our 401(k) Profit-Sharing Plan, $654 in employer-matching contributions under the deferred compensation plan, and $2,480 in term life insurance premiums.

 (3) Represents $5,549 in employer-matching contributions under our 401(k) Profit-Sharing Plan, $2,451 in employer-matching contributions under the deferred compensation plan, and $408 in term life insurance premiums.

 (4) Represents $3,023 in employer-matching contributions under our 401(k) Profit-Sharing Plan, $4,977 in employer-matching contributions under the deferred compensation plan, and $598 in term life insurance premiums.

 (5) Represents $8,000 in employer-matching contributions under our 401(k) Profit-Sharing Plan, and $216 in term life insurance premiums.

 (6) Represents $2,979 in employer-matching contributions under our 401(k) Profit-Sharing Plan, and $893 in term life insurance premiums.

 (7) Mr. Menard ceased to be an executive officer of Insituform on November 12, 2002.

 (8) Mr. Menard's salary for 2002 was 136,940 euros. Mr. Menard's salary was converted into U.S. dollars for purposes of this table using the conversion rate on March 31, 2003.

 (9) Following termination of Mr. Menard's status as an executive officer of Insituform on November 12, 2002, options granted to Mr. Menard during 2000, 2001 and 2002 were canceled. Therefore, Mr. Menard may no longer exercise these options to receive shares of our common stock.

(10) During 2002, we paid Mr. Menard 212,341 euros in severance payments and for out-placement services. These payments were converted to U.S. dollars for purposes of this table using the conversion rate on March 31, 2003.

(11) Mr. Menard's salary for the year ended December 31, 2001 was 992,553 French francs. Mr. Menard's salary was converted into U.S. dollars for purposes of this table using the conversation rate on April 12, 2002.

OPTION GRANT TABLE

     The following table sets forth certain information regarding options that we granted during 2002 to the individuals named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                              ----------------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF      % OF TOTAL                              ANNUAL RATES OF STOCK
                              SECURITIES      OPTIONS                                  PRICE APPRECIATION
                              UNDERLYING      GRANTED       EXERCISE                   FOR OPTION TERM(1)
                               OPTIONS      TO EMPLOYEES      PRICE     EXPIRATION   ----------------------
NAME                          GRANTED(#)   IN FISCAL YEAR   ($/SHARE)      DATE         5%          10%
----                          ----------   --------------   ---------   ----------   ---------   ----------
Anthony W. Hooper...........    80,837         11.9%         $23.92     02/25/2009    $96,681     $193,362
Joseph A. White.............    21,766           3.2          23.92     02/25/2012     26,032       52,064
Carroll W. Slusher..........    25,262           3.7          23.92     02/25/2009     30,213       60,427
Thomas A. A. Cook...........    15,236           2.3          23.92     02/25/2012     18,222       36,445
Robert W. Affholder.........     7,500           1.1          23.85     06/03/2012      8,944       17,888
Antoine Menard(2)...........     6,219           0.9          23.92     02/25/2012      7,438       14,876

---------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on arbitrarily assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options are granted to their expiration date. Actual gains, if any, on stock option exercises will be dependent on, among other things, the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved.

(2) Mr. Menard ceased to be an executive officer of Insituform on November 12, 2002. Following termination of Mr. Menard's status as an executive officer of Insituform, these options were canceled. Therefore, Mr. Menard may no longer exercise these options to receive shares of our common stock.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION TABLE

     The following table sets forth certain information regarding exercises of stock options, and stock options held as of December 31, 2002, by the individuals named in the Summary Compensation Table.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              SHARES                           FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                            ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                        EXERCISE(#)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------------   -----------   -------------   -----------   -------------
Anthony W. Hooper.........     50,000        $82,500         321,120        108,789       $899,013       $     --
Joseph A. White...........         --             --          42,057         29,241             --             --
Carroll W. Slusher........     20,300        257,088          39,119         33,352         25,317             --
Thomas A. A. Cook.........         --             --          21,820         21,941             --             --
Robert W. Affholder.......         --             --          54,000             --        123,300             --
Antoine Menard(3).........      6,750         61,830          16,750             --         82,125             --

---------------

(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 2002, minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities at the time of exercise, minus the exercise price.

(3) Mr. Menard ceased to be an executive officer of Insituform on November 12, 2002.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

     The following table sets forth certain information regarding awards made to executive officers pursuant to our Long-Term Incentive Plan.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                                       ESTIMATED FUTURE PAYOUTS UNDER NON-
                                                                           STOCK PRICE- BASED PLANS(2)
                                        PERFORMANCE OR OTHER PERIOD   -------------------------------------
                                        UNTIL MATURATION OR PAYOUT     THRESHOLD      TARGET      MAXIMUM
                                        ---------------------------   -----------   ----------   ----------
Anthony W. Hooper.....................           2002-2004              $208,000     $480,000     $960,000
Joseph A. White.......................           2002-2004                65,000      150,000      300,000
Carroll W. Slusher....................           2002-2004                65,000      150,000      300,000
Thomas A. A. Cook.....................           2002-2004                45,500      105,000      210,000

---------------

(1) Under the Long-Term Incentive Plan, key executives designated by our Compensation Committee are eligible to earn a deferred cash incentive award based on our financial performance. Participants in the plan are eligible to earn an award after the end of each performance period. New performance periods are expected to begin each year.

(2) If our actual performance falls below certain parameters, no payouts are made. The target amount is earned if performance targets are achieved. Any awards earned under the Long-Term Incentive Plan during the 2002-2004 performance period would be paid in 2005.

            CERTAIN AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Under the terms of an employment letter, we pay Anthony W. Hooper, our Chairman and Chief Executive Officer, a base salary, which is currently $548,600, and an annual bonus. Mr. Hooper's annual bonus is calculated as a percentage of his base salary, determined with reference to (a) a range of percentages based upon a center point objective of 50%, intended to provide an opportunity of up to twice the centerpoint and (b) annual goals, each identified by the board. His base salary and his annual bonus are both subject to annual reviews, which are now conducted by our Compensation Committee. Based on its most recent review, his annual bonus center point objective is 70%. We also provide Mr. Hooper with a car allowance, reimbursement for one country club membership and medical and life insurance benefits. Mr. Hooper was also granted an option to purchase up to 125,000 shares of our common stock under his employment letter. Mr. Hooper has never asked for reimbursement for a country club membership.

     In his employment letter, we agreed to endeavor to continue Mr. Hooper's tenure as Chairman of the board and as a director of our company. Mr. Hooper's employment, however, is "at-will" except that, if his employment is terminated without "cause" or he resigns with "good reason" (as defined in his employment letter), he will be entitled to receive his base salary and bonus over a period of 18 months (or 30 months, if following specified changes in control of Insituform). Mr. Hooper may elect to receive this payment in a lump sum at a discounted rate, and in all cases, he will receive any excise taxes due on these payments. Mr. Hooper will also have continuing coverage under our welfare plans for a period of 18 months and his options become immediately exercisable upon specified changes in control of Insituform.

     In connection with Mr. Hooper's relocation to our headquarters facilities in Chesterfield, Missouri, and in addition to the amounts extended to Mr. Hooper under our Relocation Plan, in September 1997, we extended a loan to Mr. Hooper in the amount of $200,000. The loan was amended on July 17, 2002 to extend the loan due date to September 24, 2004, or earlier in the event of cessation of employment. In general, the loan does not accrue interest except upon default, in which case interest accrues at a rate of 1% per month.

     In March 2003, Mr. Hooper's employment letter was amended to omit the title of President, so our newly appointed Chief Operating Officer, Thomas S. Rooney, Jr., could be appointed as President. Mr. Rooney was hired and appointed as President and Chief Operating Officer as of April 2003, so he was neither an employee nor an executive officer during 2002.

     In connection with our acquisition of Insituform Mid-America, Inc. in October 1995, we entered into an employment agreement with Robert W. Affholder. Mr. Affholder's agreement was extended, by amendment, through December 2003. Under his employment agreement, Mr. Affholder serves as our Senior Executive Vice President, receives an annual salary of $125,000 and devotes one-half of his business time to our affairs. In the event of Mr. Affholder's death, the agreement terminates automatically. In addition, we may terminate the agreement upon the failure of Mr. Affholder to perform his duties because of his illness or other incapacity that continues for a period of six months, or for other "cause" (as defined in his employment agreement). Mr. Affholder's arrangements with us entitle him to participate in medical and other employee benefit plans and to the use of an automobile. Mr. Affholder has also entered into a non-competition agreement with us that expires two years after his service to us has ended.

                                     * * *

                                JOINT REPORT OF
                COMPENSATION COMMITTEE AND BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of our board of directors consists of three directors: Stephen P. Cortinovis (Chair), Juanita H. Hinshaw and Alfred L. Woods, each of whom is an independent director. During 2002, our Compensation Committee established performance-based compensation for our executive officers and made recommendations to our board regarding other compensation arrangements for our executive officers, including the Chief Executive Officer.

     In 2003, our board adopted a formal charter for our Compensation Committee. Under its charter, our Compensation Committee:

     - assists our board in the discharge of our board's responsibilities relating to the compensation of our directors and executives,

     - issues a report on executive compensation in accordance with applicable requirements, including the rules and regulations of the Securities and Exchange Commission, for inclusion in our annual proxy statement, and

     - administers, and makes recommendations with respect to, our incentive compensation plans and equity based plans.

     Specifically, our Compensation Committee is to:

     - periodically review and approve our corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers,

     - evaluate our Chief Executive Officer's and other executive officers' performance in light of our goals and objectives,

     - assess our competitive position for the components of executive compensation on a national and local level as well as in our industry and consider different compensation approaches,

     - determine the compensation level of our Chief Executive Officer and our other executive officers,

     - annually evaluate the performance of our Compensation Committee, and

     - recommend to our board specific amounts and forms of director compensation based on general guidelines established by our Corporate Governance & Nominating Committee.

     Starting in 2003, the compensation of our Chief Executive Officer must be determined by our Compensation Committee meeting in an executive session without our Chief Executive Officer present. The compensation of our other executive officers must be determined by our Compensation Committee meeting in an executive session in which our Chief Executive Officer may be present but may not vote.

     In connection with our Compensation Committee's review and approval of our Chief Executive Officer's long-term compensation, our Compensation Committee considers the following factors:

     - our performance and relative total shareholder return,

     - the value of such awards granted to other chief executive officers at comparable companies, and

     - the awards granted to our Chief Executive Officer in prior years.

     Our Compensation Committee establishes the overall compensation philosophy for our company, but it may delegate the determination and administration of non-executive officer compensation as it deems appropriate. It also makes recommendations to our board regarding the adoption, amendment and rescission of equity based incentive compensation plans, and it administers the 2001 Employee Equity Incentive Plan and the Long-Term Incentive Plan, under which incentive compensation may be awarded to executive officers.

     Consistent with its charter, during 2003, our Compensation Committee made all decisions relating to executive officer compensation, including the award of 2002 annual incentive bonuses. These executive compensation decisions were determined and paid in 2003.

     The objectives of our Compensation Committee in establishing executive compensation, and during 2002, in making recommendations to our board, are:

     - to offer levels of compensation which are competitive with those offered by other companies in similar businesses,

     - to compensate executives based on each executive's level of responsibility and contribution to our business goals,

     - to link compensation with our financial performance, and

     - to align the interests of our executives with the interests of our stockholders.

During 2002, the achievement of the foregoing objectives was directed to the support of our principal business strategies.

     To achieve our objectives, our executive compensation program, which includes our Chief Executive Officer, was developed with the assistance of an independent compensation advisor retained by our Compensation Committee. Our program consists principally of base salary, annual incentive cash bonuses, long-term cash bonuses and equity incentives, as described below.

     Base Salary. Our Compensation Committee evaluates executive base salaries by level of responsibility, individual performance and our corporate performance, as well as by the need to provide a competitive package that allows us to retain key executives. In 2001, our Chief Executive Officer, in consultation with key executives, established individual performance objectives for the ensuing year. In early 2002, after reviewing individual performance, our performance and available information on salaries at other companies of similar size (with particular focus on other construction-based operations), our Chief Executive Officer made recommendations to our Compensation Committee concerning the base salaries of executive officers for 2002. Individual performance objectives were not established for 2002.

     In 2002, our Compensation Committee reviewed and, with changes it deemed appropriate, approved the recommendations of our Chief Executive Officer for submission to our board, which approved our executive officer salaries for 2002. Using the same review process, our Compensation Committee made decisions pertaining to our Chief Executive Officer.

     During 2002, Mr. Hooper's remuneration as our President and Chief Executive Officer was at the rate of $548,600 per annum. Because of the current general economic climate and personnel budget actions taken by many of our customers, a salary freeze was imposed during 2003 for all executive officers, including Mr. Hooper.

     Annual Incentive Cash Bonuses. For 2002, key employees were eligible to receive annual incentive cash bonuses if Insituform as a whole exceeded the threshold level of its plan and the employee's operating unit exceeded the threshold level of its plan. The availability of the bonus was determined by actual performance compared to the plan goals set at the beginning of the year. The target amount of the bonus was established as a percentage of the employee's salary, but varied based on actual performance. As described below, our Chief Executive Officer and other executive officers participated in the annual incentive bonus program, but the bonus of our Chief Executive Officer and certain other executive officers did not have an individual operating unit component because their responsibilities relate to Insituform as a whole. A similar program has been established by our Compensation Committee for 2003, with particular emphasis on individual performance.

     For 2002, under our Long-Term Incentive Plan described below, our Compensation Committee set the goals for our Chief Executive Officer and other executive officers, and it set the target bonus amounts for our Chief Executive Officer at 70% of his annual salary and for the other executive officers at 50% of their respective annual salaries. As part of Mr. Hooper's employment arrangements, he is entitled to bonus payments in an amount calculated as a percentage of base salary with a minimum center point objective of 50% of his current base salary.

     Because Insituform as a whole did not achieve the threshold level of its performance goals during 2002, no bonus amounts were required to be paid under our annual incentive cash bonus program, even though some operating units exceeded the threshold and target levels in their plans. Nevertheless, based on the recommendation of our Chief Executive Officer, our Compensation Committee authorized lower discretionary bonus payments to be made to most eligible employees to reward their efforts and to recognize that several operating units met or exceeded their individual plans. In a similar manner, our Compensation Committee granted a discretionary bonus to our Chief Executive Officer in the amount of $156,742, and granted discretionary bonuses to our other executive officers for the year.

     Long-Term Cash Bonuses. The purpose of our Long-Term Incentive Plan is to provide our senior management with long-term incentive compensation based on the level of achievement of financial and other performance criteria. Any performance based compensation can be paid as a cash bonus or as the grant of a benefit (other than stock options) under the 2001 Employee Equity Incentive Plan. Our Long-Term Incentive Plan focuses the interests of key employees on the key measures of our success and rewards those employees for achieving those key measures of our success. Our Long-Term Incentive Plan is intended to qualify compensation paid under it as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Under our Long-Term Incentive Plan, our Compensation Committee designates participants in various incentive programs for each fiscal year or other period set by our Compensation Committee. Each incentive program can have its own specific performance goals or targets and performance period. Our Compensation Committee establishes objective performance goals based upon one or more of the following criteria, individually or in combination, adjusted how our Compensation Committee determines in its sole discretion:

- stock price                      - earnings per share
- sales                            - free cash flow
- return on equity                 - net income
- book value                       - individual performance
- expense management               - business unit performance

     The payment of an incentive program award under our Long-Term Incentive Plan may be reduced by our Compensation Committee in its sole discretion, and the granting of awards is subject to the discretion of our Compensation Committee.

     Based on a review of executive officer performance, during 2002, our Compensation Committee established the 2002-2004 Long-Term Executive Cash Performance Program. The participants include, among others, our Chief Executive Officer and Messrs. Cook, Slusher and White, each of whom is an Insituform executive officer. The performance goals or measures used are return on equity and earnings per share growth, with specific weighting and targets set by our Compensation Committee. The target payout for our Chief Executive Officer is $480,000.

     Equity Incentives. The primary purpose of our equity incentive program is to align the interests of our key employees, including the executive officers, more closely with the interests of our stockholders by offering key employees an opportunity to benefit from increases in the market price of our common stock. Our equity incentive program provides long-term incentives that have enabled us to attract and retain key employees by encouraging their ownership of our common stock. In connection with attracting new executive management, we have typically authorized the grant of options effective upon commencement of employment.

     During 2002, our board, based on the recommendation of our Compensation Committee and in connection with his annual review for the prior year, granted our Chief Executive Officer an option covering 80,837 shares of our common stock under our 2001 Employee Equity Incentive Plan.

     During 2003, our Compensation Committee after consultation with its independent compensation advisor, granted our Chief Executive Officer an option covering 54,850 shares of our common stock under our 2001 Employee Equity Incentive Plan. A lower number of options were granted in 2003 to our Chief

Executive Officer and our other executive officers because there were a limited number of shares remaining available under our 2001 Employee Equity Incentive Plan and because our Compensation Committee is contemplating issuing restricted stock to our Chief Executive Officer and our other executive officers.

     Other Compensation Matters. Executive officers, including our Chief Executive Officer, may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified, deferred compensation plan for key employees. This plan allows for base salary deferral, when aggregated with 401(k) base salary contributions under our 401(k) Profit-Sharing Plan, subject to legal limitations, of up to 15% of base salary for 2002 and of up to 50% of base salary for 2003, and bonus deferral of up to 50% of bonus amounts. Under the plan, we will match the first 3% of contributions at a 100% rate, and the next 2% of contributions at a 50% rate (limited to compensation up to $200,000 per annum for 2002 and 2003). Contributions in the non-qualified, deferred compensation plan are adjusted to match the performance of participant-selected indices. We have the option to invest participant contributions in whatever manner we choose. Subject to claims of creditors, we will pay account balances to key employee participants after termination of employment based on their deferrals into the accounts and the investment performance of their selected indices.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation to $1 million per year for our Chief Executive Officer and our four other most highly compensated officers, but it contains an exception for performance-based compensation that satisfies certain conditions. Our Long-Term Incentive Plan and our 2001 Employee Equity Incentive Plan are intended to allow us to pay performance based compensation as defined in Section 162(m). In making compensation decisions, we consider the net cost of compensation. We also consider whether it is practicable, and consistent with other compensation objectives, to qualify our incentive compensation under the applicable exemption of Section 162(m). We anticipate that deductibility of compensation payments will be one of a number of factors considered in ascertaining appropriate levels or types of compensation, and that we will make our compensation decision based upon an overall determination of what we believe to be in the best interests of our stockholders.

     The foregoing report on executive compensation is provided jointly by our Compensation Committee and our board.

  COMPENSATION COMMITTEE        OTHER BOARD MEMBERS
  ----------------------        -------------------
  Stephen P. Cortinovis, Chair  Anthony W. Hooper, Chair
  Juanita H. Hinshaw            Robert W. Affholder
  Alfred L. Woods               Paul A. Biddelman
                                John P. Dubinsky
                                Thomas N. Kalishman
                                Sheldon Weinig

     Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.
                                     * * *

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Affholder, Inc., our wholly-owned subsidiary that comprises the tunneling segment, owns, or leases under long term operating leases with third-party leasing companies, several pieces of tunneling equipment, including cranes and tunnel boring machines. From time to time for specific projects, Affholder, Inc. will lease additional equipment from a variety of sources. During 2002, Affholder, Inc. leased five cranes from A-Y-K-E Partnership. A-Y-K-E is a partnership that is controlled by Robert W. Affholder, our Executive Vice President and a member of the board of directors. During 2002, Affholder, Inc. paid A-Y-K-E approximately $600,000 pursuant to crane equipment leases. This amount represents 10.4% of all lease payments made by Affholder during 2002 and 4.4% of all lease payments made by us in 2002. The cranes that are currently under lease are leased under separate lease agreements on terms that are substantially similar to, or better than, those otherwise available to Affholder, Inc. in the market. The leases are terminable upon 30 days' prior notice by either party. During 2002, A-Y-K-E leased equipment only to Affholder, Inc. Affholder, Inc. may sublease the cranes to third parties and retain any profit generated from the sublease.
                                     * * *

                         REPORT OF THE AUDIT COMMITTEE

     The board's Audit Committee operates under a written charter, which was recently revised and adopted by our board of directors. A copy of this charter is included in this proxy statement as Appendix A. The Audit Committee consists of four "independent" directors: Paul A. Biddelman (Chair), John P. Dubinsky, Juanita H. Hinshaw and Sheldon Weinig. The Audit Committee reviewed and discussed our audited consolidated financial statements for 2002 with our management. In addition, the Audit Committee discussed with our auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, which include the following:

     - PricewaterhouseCoopers' responsibility under generally accepted auditing standards,

     - significant accounting policies,

     - management judgments and accounting estimates,

     - significant audit adjustments,

     - other information in documents containing audited financial statements,

     - disagreements with our management, including accounting principles, scope of audit and disclosures,

     - consultation with other accountants by management,

     - major issues discussed with our management prior to retention of PricewaterhouseCoopers, and

     - difficulties encountered in performing the audit.

     The Audit Committee received and discussed with PricewaterhouseCoopers' written disclosures and the letter regarding any significant relationships that could impair PricewaterhouseCoopers' independence (as required by Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with PricewaterhouseCoopers' independence. Based upon the above reviews and discussions, the Audit Committee recommended to the board that our audited consolidated financial statements for 2002 be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     The board and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule that governs audit committee composition, including the requirement that all audit committee members are "independent" directors, as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

  Paul A. Biddelman, Chair  Juanita H. Hinshaw
  John P. Dubinsky          Sheldon Weinig

     Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.
                                     * * *

                              INDEPENDENT AUDITORS

CHANGE IN INDEPENDENT AUDITORS

     On June 10, 2002, we engaged PricewaterhouseCoopers to serve as our independent auditors for 2002, replacing Arthur Andersen LLP as our independent auditors. The board of directors approved the decision to change independent auditors upon the recommendation of our Audit Committee.

     The audit reports of Arthur Andersen on our consolidated financial statements as of and for years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2001 and December 31, 2000 or the subsequent interim period through June 10, 2002:

     - there was no disagreement between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with regard to our consolidated financial statements, which disagreement, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of such disagreement in its report;

     - no reportable events (as described under item 304(a)(1)(v) of Regulation S-K of the 1934 Act) have occurred; and

     - we did not engage PricewaterhouseCoopers for any auditing work or consulting on any matter or event set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K of the 1934 Act.

     We provided Arthur Andersen with a copy of the foregoing disclosures that were applicable to them prior to the filing of our current report on Form 8-K disclosing the dismissal of Arthur Andersen. We also requested that Arthur Andersen furnish us with a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen agreed with the statement made by us herein, and, if not, stating the respects in which it did not agree. We received such a letter and filed it as an exhibit to an amendment to our initial report on Form 8-K.

OUR CURRENT INDEPENDENT AUDITORS

     Our Audit Committee has selected PricewaterhouseCoopers to serve as our independent auditors for 2003. PricewaterhouseCoopers audited our consolidated financial statements for 2002.

     One or more representatives of PricewaterhouseCoopers will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

     We paid $29,500 to Arthur Andersen to review our quarterly report on Form 10-Q for the quarter ended March 31, 2002. We paid an aggregate of $275,000 to PricewaterhouseCoopers for the 2002 fiscal year audit and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Neither Arthur Andersen nor PricewaterhouseCoopers rendered to us any services related to financial information systems design and implementation during 2002.

ALL OTHER FEES

     The fees billed for all other services rendered by Arthur Andersen and PricewaterhouseCoopers during 2002 were as follows:

                                                     ARTHUR ANDERSEN   PRICEWATERHOUSECOOPERS
                                                     ---------------   ----------------------
Tax Related Services...............................     $ 82,925              $135,627
Audit Related Services.............................           --                32,500
Process Improvement Reviews........................       20,000                    --
Other..............................................           --                    --
                                                        --------              --------
Total..............................................     $102,925              $168,127
                                                        ========              ========

We intend to use our independent auditors to provide only audit, audit-related and tax-related services in the future.

                               PERFORMANCE GRAPH

     The following performance graph compares the total stockholder return on our common stock to the S&P 500 Index and a composite peer group index for the past five years. Our peer group index is comprised of the following six companies:

     - Insituform East Incorporated

     - Michael Baker Corporation

     - Granite Construction, Inc.

     - Fluor Corporation

     - Jacobs Engineering Group, Inc.

     - Foster Wheeler Corp.

At the end of 2000, Fluor Corporation, a publicly-traded company, completed a reverse spin-off of one of its businesses that resulted in two publicly-traded companies. As a result, Fluor Corporation, the company that now contains the segment relevant to our peer group index, is only included in the peer group index for 2001 through 2002, the period following the spin-off.

     The graph assumes that $100 was invested in our common stock and each index on December 31, 1997 and that all dividends were reinvested.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                            [PERFORMANCE LINE GRAPH]

              -----------------------------------------------------------------------------------------------
                                                    1997      1998      1999      2000      2001      2002
              -----------------------------------------------------------------------------------------------
               Insituform Technologies, Inc.       $100.00   $187.10   $364.52   $514.52   $330.06   $220.00
               S&P 500 Index                       $100.00   $128.58   $155.63   $141.46   $124.66   $ 97.12
               Composite Peer Group Index          $100.00   $116.96   $ 80.97   $112.60   $139.23   $113.93

     Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding performance graph shall not be deemed incorporated by reference into any such filings.

                  INFORMATION CONCERNING CERTAIN STOCKHOLDERS

     The table below sets forth certain information as of March 31, 2003 with respect to the number of shares of common stock owned by:

     - each of our executive officers named in the Summary Compensation Table under "Executive Compensation,"

     - each of our directors and director nominees,

     - each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, and

     - all of our directors and executive officers as a group.

                                                              AMOUNT AND NATURE OF          PERCENT
BENEFICIAL OWNER                                             BENEFICIAL OWNERSHIP(1)        OF CLASS
----------------                                             -----------------------        --------
T. Rowe Price Associates, Inc.
  100 East Pratt Street
  Baltimore, Maryland 21202................................         3,942,550(2)              14.9%
Kayne Anderson Rudnick Investment Management, LLC
  1800 Avenue of the Stars, Second Floor
  Los Angeles, California 90067............................         2,078,996(3)               7.9
Deutsche Bank AG
  Taunusanlage 12, D-60325
  Federal Republic of Germany..............................         1,887,091(4)               7.1
Robert W. Affholder........................................         1,194,701(5)               4.5
Paul A. Biddelman..........................................            40,500(6)                  (7)
Stephen P. Cortinovis......................................            52,500(8)                  (7)
John P. Dubinsky...........................................            15,152(9)                  (7)
Juanita H. Hinshaw.........................................            24,500(10)                 (7)
Anthony W. Hooper..........................................           429,860(11)              1.6
Thomas N. Kalishman........................................            43,289(12)                 (7)
Sheldon Weinig.............................................            43,500(13)                 (7)
Alfred L. Woods............................................            52,000(14)                 (7)
Joseph A. White............................................            65,419(15)                 (7)
Carroll W. Slusher.........................................            64,099(16)                 (7)
Thomas A. A. Cook..........................................            33,298(17)                 (7)
Antoine Menard.............................................            12,550(18)                 (7)
Directors and executive officers as a group (13 persons)...         2,071,368(19)              7.6

---------------
 (1) Except as otherwise indicated, as of March 31, 2003, all shares are owned with sole voting and investment power.

 (2) The information provided herein is based on a Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 4, 2003. T. Rowe Price Associates, Inc. has sole voting power with respect to 1,321,250 shares of our common stock and sole dispositive power with respect to 3,942,550 shares of our common stock. These securities are owned by various individual and institutional investors, including the fund (which owns 1,571,400 shares, representing 5.9% of the shares outstanding, over which the fund has sole voting power), which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of these securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of these securities.

 (3) The information provided herein is based on a Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management, LLC with the Securities and Exchange Commission on February 7, 2003. The information in the Schedule 13G/A indicates that Kayne Anderson Rudnick Investment Management, LLC, an investment adviser, beneficially owns and has shared dispositive power with respect to all of these shares. The information in the Schedule 13G/A indicates that these shares are owned by several accounts managed, with discretion to purchase or sell securities, by Kayne Anderson Rudnick Investment Management, LLC.

 (4) The information provided herein is based on Schedule 13G filed by Deutsche Bank AG, Deutsche Bank Trust Company Americas, Deutsche Investment Management Americas Inc. and Deutsche Asset Management Group Ltd, London with the Securities and Exchange Commission on February 13, 2003. The information in the Schedule 13G indicates that these securities are beneficially owned by the Private Clients and Asset Management business group of Deutsche Bank AG and its subsidiaries and affiliates as follows:
     Deutsche Bank AG reported sole voting power with respect to 1,651,383 shares, sole dispositive power with respect to 1,475,091 shares and shared dispositive power with respect to 412,000 shares of our common stock; Deutsche Bank Trust Company Americas reported sole voting power with respect to 1,009,483 shares and sole dispositive power with respect to 1,245,191 shares of our common stock; both Deutsche Bank AG and Deutsche Bank Trust Company Americas reported shared voting power with respect to 7,000 shares of our common stock; Deutsche Investment Management Americas Inc. reported sole voting power with respect to 604,400 shares, sole dispositive power with respect to 192,400 shares and shared dispositive power with respect to 412,000 shares of our common stock; and Deutsche Asset Management Group Ltd, London reported sole voting power and sole dispositive power with respect to 37,500 shares of our common stock.

 (5) Represents: (a) 398,243 shares held individually by Robert W. Affholder;
     (b) 196,958 shares held jointly by Robert W. Affholder and Pamela Long Affholder; (c) 550,000 shares held by The Affholder Family Partnership L.P., the sole general partners of which are The Robert W. Affholder Revocable Trust and The Pamela Long Affholder Revocable Trust (as to each of which Robert W. Affholder and Pamela Long Affholder are co-trustees);
     (d) 3,000 shares held by The Robert W. and Pamela Long Affholder Irrevocable Grandchildren's Trust (as to which Robert W. Affholder is co-trustee); and (e) 46,500 shares issuable to Robert W. Affholder upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

 (6) Represents 40,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

 (7) Less than one percent.

 (8) Includes 51,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

 (9) Includes 15,000 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

(10) Includes 22,500 shares issuable upon the exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

(11) Includes 384,435 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003. Pursuant to a domestic relations order, dated August 31, 2001, Mr. Hooper's former spouse is entitled to receive, as a division of marital property, a portion of the proceeds from the exercise of 191,990 of these options. Mr. Hooper disclaims beneficial ownership of the 191,990 shares subject to these options.

(12) Includes 2,789 shares held by the Nancy F. Kalishman Charitable Remainder Unitrust, as to which Mr. Kalishman acts as co-trustee with shared voting and investment power, and 40,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

(13) Includes 37,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

(14) Includes 51,500 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

(15) Includes 60,419 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

(16) Represents 5,000 shares held jointly by Mr. Slusher with his spouse and 59,099 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

(17) Represents 33,298 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

(18) Represents 12,550 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

(19) Includes 855,301 shares issuable upon exercise of stock options granted by Insituform and exercisable within 60 days of March 31, 2003.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of copies of reports received by us pursuant to
Section 16(a) of the Securities Exchange Act of 1934, we believe that during 2002 all filing requirements applicable to its directors, officers and 10% stockholders under Section 16(a) were satisfied, except with respect to Antoine Menard, who ceased to be an executive officer of Insituform on November 12, 2002, but will remain our employee until March 2004. Mr. Menard filed one late report in 2002 that contained information relating to five transactions effected in 2002.

                                  PROPOSAL 2:

         APPROVAL AND ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE
                2001 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

     Our stockholders are being asked to approve and adopt the amendment and restatement of the 2001 Non-Employee Director Equity Incentive Plan, which plan provides for the granting of stock options and other stock-based awards to our non-employee directors. The proposed amendment and restatement expands the terms of the plan to permit the award of stock units to non-employee directors. The amended and restated 2001 Non-Employee Director Equity Incentive Plan was authorized by our board of directors on March 14, 2003, subject to stockholder approval.

     Our board believes that the amendments to the 2001 Non-Employee Director Equity Incentive Plan will advance our interests and those of our stockholders by providing the board with added flexibility with respect to the types of financial incentives offered to our non-employee directors, whose services are essential to our continued progress.

     The following is a summary of the principal features of the 2001 Non-Employee Director Equity Incentive Plan, as amended and restated. This summary is subject to the complete text of the amended and restated plan attached as Appendix B.

DESCRIPTION OF THE AMENDED AND RESTATED PLAN

     Administration. The amended and restated 2001 Non-Employee Director Equity Incentive Plan will still be administered by the board of directors. Further, the board of directors would retain its sole and exclusive authority to interpret and to establish any rules relating to the plan.

     Share Reserve. The amended and restated plan does not increase the total number of shares authorized for issuance. An aggregate of 200,000 shares of our common stock are reserved for issuance under the plan less the number of shares previously subject to awards. The number of shares authorized under the plan is subject to certain adjustments relating to changes in our capitalization, as described below.

     Changes in Capitalization. The amended and restated plan continues to provide for an adjustment to the number of shares reserved for issuance under the plan and subject to outstanding stock options in stock units if we change the number of issued shares of our common stock without new consideration, such as by stock dividend or stock splits. The amended and restated plan clarifies that the award agreement related to grants of stock units or stock options may contain provisions relating to the continuation or equitable adjustment of any such stock options or stock units in the event of a reorganization, business combination, asset sale or otherwise.

     Eligibility. Directors who are not employees of Insituform or any of our affiliates are eligible to participate in the amended and restated plan. Currently, there are six directors eligible to participate.

     Awards. The amended and restated plan provides that the board may, in its sole discretion, grant either nonqualified stock options or stock units, described below, under the amended and restated plan to eligible directors. Further, the amended and restated plan provides that our board may, in its sole discretion, establish the amount, manner, pricing, expiration date and any other material conditions of such grants.

     - STOCK OPTIONS. Stock options entitle the holder to purchase common stock at a purchase price established by the board of directors. The price of incentive stock options may not be less than the fair market value of our common stock on the date of grant. All other types of stock options may be granted at any price determined by the board of directors. The board of directors will determine the terms of such stock options and the times at, and conditions under which, such stock options will become exercisable.

       There is no minimum number of shares for which a stock option may be granted. The maximum number of shares subject to a stock option that may be awarded in any calendar year to any individual may not exceed 250,000 shares, subject to adjustment. However, for any employee, the aggregate fair market value of common stock subject to qualifying incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000.

     - STOCK UNITS. Stock units represent the right to receive a certain number of shares of our common stock at a designated time in the future except that no director may receive an aggregate of more than 10,000 stock units under the amended and restated plan in any calendar year. All stock unit grants are subject to the terms and conditions as established by the board of directors in its sole discretion at the time of grant. A holder of stock units generally will not have the rights of a stockholder until receipt of the common stock. However, the board of directors may allow the holder to receive payments in cash or adjustments in the number of stock units equivalent to the dividends the holder would have received as an owner of shares of common stock.

     No Rights as a Stockholder. The amended and restated plan continues to provide that an eligible director awarded stock options or stock units will not have any rights as a stockholder under such stock options or stock units until the issuance of a stock certificate to that director pursuant to such stock options or stock units.

     Effective Date; Amendment and Termination. The amended and restated plan will be effective upon the approval of a majority of the shares of our common stock represented in person or by proxy at the annual meeting.

     The board may amend or modify the amended and restated plan at any time in the future, with certain exceptions. Specifically, our board may not, without the requisite approval of our stockholders: (a) change the selection or eligibility requirements under the plan; (b) increase the number of shares of our common stock that may be issued under the plan; or (c) increase the amount or type of benefit that may be issued under the plan. The board may not amend the plan in a manner that reduces the amount of any existing stock option or stock unit or change the terms or conditions thereof.

     The amended and restated plan may be suspended or terminated by the board at any time and for any reason. No stock options or stock units under the plan may be granted after May 9, 2011.

BENEFITS UNDER THE AMENDED AND RESTATED PLAN

     Only non-employee directors are eligible to participate in the 2001 Non-Employee Director Equity Incentive Plan, thus none of the employees listed under the "Summary Compensation Table" received any benefits under the plan. Currently, there are six directors who are eligible to participate in the amended and restated plan. Awards are granted under the amended and restated plan in the discretion of our board of directors and may vary year to year. Thus, the amount of stock options and/or stock units to be granted under the amended and restated plan in the future are not determinable.

VALUATION

     The fair market value per share of our common stock on any relevant date under the 2001 Non-Employee Director Equity Incentive Plan is deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On March 31, 2003, the fair market value per share of our common stock determined on such basis was $13.45.

FEDERAL INCOME TAX CONSEQUENCES

     No income will be realized by participating eligible directors on the grant of nonqualified stock options or the award of stock units, and we will not be entitled to a deduction at such time.

     Upon the exercise of a nonqualified stock option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.

     An eligible director will realize income as a result of an award of stock units at the time shares of common stock are issued in an amount equal to the fair market value of such shares at that time. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE 2001 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN.

                                  PROPOSAL 3:

                     APPROVAL AND ADOPTION OF THE AMENDMENT
           AND RESTATEMENT OF THE 2001 EMPLOYEE EQUITY INCENTIVE PLAN

     Our stockholders are being asked to approve and adopt the amendment and restatement of the 2001 Employee Equity Incentive Plan. The 2001 Employee Equity Incentive Plan provides for the granting of stock options and other stock-based awards to our key employees. The proposed amendment and restatement of the 2001 Employee Equity Incentive Plan would increase the number of shares available for issuance under the plan from 1,000,000 to 2,000,000 and the remainder of the 2001 Employee Equity Incentive Plan would remain intact. The board authorized this amendment and restatement on March 14, 2003, subject to stockholder approval.

     The amendment to increase the number of shares available for issuance under the 2001 Employee Equity Incentive Plan is necessitated by the small remaining balance of 85,870 shares authorized for grants under the plan as of April 11, 2003. Our board believes it is in our best interest to have sufficient shares available for grants under the plan to key employees, upon whose judgment, talents and special efforts the successful conduct of our operations is largely dependent. In addition, our board believes that the proposed amendment will advance our interests and those of our stockholders by providing added flexibility to offer additional financial incentives and motivation toward superior performance and by enabling us to attract and retain the services of key employees.

     The following is a summary of the principal features of the amended and restated 2001 Employee Equity Incentive Plan. This summary is subject to the complete text of the amended and restated plan, as amended, attached as Appendix C.

DESCRIPTION OF THE AMENDED AND RESTATED PLAN

     Administration. The Compensation Committee of our board of directors will administer the amended and restated 2001 Employee Equity Incentive Plan. The Compensation Committee has the sole authority to, in its sole discretion, select participants, grant benefits and interpret and administer the plan. The Compensation Committee also may delegate part or all of its authority under the plan.

     Share Reserve. The amended and restated plan will increase the total number of shares authorized for issuance from 1,000,000 to 2,000,000 shares of our common stock, less the number of shares previously subject to awards.

     Changes in Capitalization. The number of shares authorized under the amended and restated plan is subject to certain adjustments relating to changes in our capitalization such as by reason of stock dividend, stock split, reorganization, sale, merger, consolidation, issuance of stock rights or warrants or otherwise.

     Eligibility. Officers and key employees of Insituform and our subsidiaries are eligible to participate in the amended and restated plan. Currently, there are approximately 304 eligible employees who may participate in the plan. The Compensation Committee has the sole discretion to designate which of the eligible employees will receive awards under the plan.

     Awards. Under the terms of the amended and restated plan, our Compensation Committee may grant any one or more of the following stock-based awards to eligible employees selected by the committee: (a) stock appreciation rights; (b) restricted shares of common stock; (c) performance awards; (d) stock options exercisable into shares of common stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended; and/or (e) stock units. Further, the plan provides that our Compensation Committee has the sole authority to establish the amount, price, expiration date and any other material conditions of such grants.

     - STOCK APPRECIATION RIGHTS. Stock appreciation rights entitle the holder to receive a payment equal to the difference between the fair market value of our common stock at the time of exercise of the stock appreciation rights and the exercise price of the stock appreciation rights established by the Compensation Committee at the time of grant. At the time of grant, the Compensation Committee may establish a maximum amount per share which will be payable upon exercise of a stock appreciation rights, and may impose conditions on the exercise of a stock appreciation rights. In the Compensation Committee's discretion, the value of a stock appreciation right may be paid in cash or common stock, or a combination thereof. A stock appreciation right may be exercised (a) in conjunction with the exercise of a stock option, (b) upon lapse of a stock option and/or (c) independent of the exercise of a stock option. The Compensation Committee will establish the term of any stock appreciation rights except that stock appreciation rights may not be exercised more than ten years from the date of grant.

     - RESTRICTED STOCK. Restricted stock are shares of our common stock that are subject to the restrictions or conditions specified by the Compensation Committee at the time of grant. The Compensation Committee may issue shares of common stock either as a stock bonus or at a purchase price under fair market value. The Compensation Committee will determine the purchase price and the period of restriction at the time of grant. During the period of restriction, holders of restricted stock will be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

     - PERFORMANCE AWARDS. Performance awards entitle the holder to shares of our common stock or the payment of cash, or both, upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or increases in share price) during a specified performance period not to exceed five years. The holder has no right to receive dividends on or to vote shares subject to performance awards until the award is actually earned and the shares are issued.

     - STOCK OPTIONS. Stock options entitle the holder to purchase common stock at a purchase price established by the Compensation Committee. The price of incentive stock options may not be less than the fair market value of our common stock on the date of grant. All other types of stock options may be granted at any price determined by the Compensation Committee. The Compensation Committee will determine the terms of such stock options and the times at, and conditions under which, such stock options will become exercisable.

       There is no minimum number of shares for which a stock option may be granted. The maximum number of shares subject to a stock option that may be awarded in any calendar year to any individual may not exceed 250,000 shares, subject to adjustment. However, for any employee, the aggregate fair market value of common stock subject to qualifying incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000.

     - STOCK UNITS. Stock units represent the right to receive shares of our common stock at a designated time in the future, subject to the terms and conditions as established by the Compensation Committee in its sole discretion; provided that the aggregate stock unit grants to any director may not exceed 10,000 in any calendar year. A holder of stock units generally does not have the rights of a stockholder until receipt of the common stock. However, the Compensation Committee may allow the holder to receive payments in cash or adjustments in the number of stock units equivalent to the dividends the holder would have received as an owner of shares of common stock.

     No Rights as a Stockholder. The amended and restated plan provides that holders of equity awards granted under the plan will only have those stockholder rights granted as a matter of law by virtue of the type of award received.

     Effective Date; Amendment; Termination. The amended and restated plan will be effective upon the approval of a majority of the shares of our common stock represented in person or by proxy at the annual meeting.

     The board may terminate or suspend the amended and restated plan at any time and for any reason and may amend or modify the plan except that no such action of the board may, without the approval of our stockholders: (a) increase the total amount of common stock or the amount or type of benefit that may be issued under the plan; (b) change the selection or eligibility requirements under the plan; or (c) reduce the amount of any existing benefit or change the terms or conditions thereof, without the participating employee's consent.

     No benefit may be granted under the amended and restated plan after May 10, 2011.

BENEFITS UNDER THE AMENDED AND RESTATED PLAN

     Our Compensation Committee will determine annually the award recipients and the actual awards granted under the amended and restated 2001 Employee Equity Incentive Plan. As these awards are discretionary, the actual amount of any future awards under the plan are not determinable at this point.

VALUATION

     The fair market value per share of our common stock on any relevant date under the amended and restated 2001 Employee Equity Incentive Plan is deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On March 31, 2003, the fair market value per share of our common stock determined on such basis was $13.45.

FEDERAL INCOME TAX CONSEQUENCES

     A participating employee will not realize income on the grant of stock options or stock appreciation rights, the award of restricted stock or stock units, and we will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the stock option, no ordinary income will be realized by the holder at the time of exercise. We will not be entitled to a deduction by reason of the exercise. If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the stock option or within one year from the date of exercise of the stock option, the holder will realize ordinary income at the time of disposition equal the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

     Upon the exercise of a non-qualified stock option or the surrender of a stock appreciation rights, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.

     Subject to a voluntary election by the holder under Section 83(b) of the federal tax code, a holder will realize income as a result of the award of restricted stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the federal tax code would cause the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. We generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

     An employee will realize income as a result of a performance award at the time the award is paid or made available. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

     An employee will realize income as a result of an award of stock units at the time shares of common stock are issued in an amount equal to the fair market value of such shares at that time. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE 2001 EMPLOYEE EQUITY INCENTIVE PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002 with respect to the shares of common stock that may be issued under our existing equity compensation plans:

                                                                                              NUMBER OF
                                                                                              SECURITIES
                                                                                              REMAINING
                                                     NUMBER OF                           AVAILABLE FOR FUTURE
                                                 SECURITIES TO BE        WEIGHTED-          ISSUANCE UNDER
                                                    ISSUED UPON      AVERAGE EXERCISE           EQUITY
                                                    EXERCISE OF          PRICE OF            COMPENSATION
                                                    OUTSTANDING         OUTSTANDING        PLANS (EXCLUDING
                                                 OPTIONS, WARRANTS   OPTIONS, WARRANTS   SECURITIES REFLECTED
                                                    AND RIGHTS          AND RIGHTS          IN COLUMN (A))
                                                        (A)                 (B)                  (C)
                                                 -----------------   -----------------   --------------------
Equity compensation plans approved by security
  holders......................................      2,150,969            $23.59               517,025
Equity compensation plans not approved by
  security holders.............................             --                --                    --
                                                     ---------            ------               -------
Total..........................................      2,150,969            $23.59               517,025
                                                     =========            ======               =======

     Due to option grants during the first quarter of 2003, as of April 1, 2003, there are 85,870 shares of our common stock available for issuance under our equity compensation plans approved by our stockholders.

     We have never repriced options to purchase shares of our common stock and have no intention of repricing such options in the future.

                                 OTHER MATTERS

     The board does not know of any other matters which may be brought before the annual meeting. However, if any other matters are properly presented for action, it is the intention of the persons named on the accompanying proxy card to vote the shares represented thereby in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Our by-laws provide that, in order for a stockholder to nominate a candidate for director at a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary. In the case of an annual meeting of stockholders, to be timely, a stockholder's notice must ordinarily be delivered to or mailed and received at our principal executive office not less than 90 days (which for the 2004 annual meeting of stockholders would be February 29, 2004) nor more than 120 days (which for the 2004 annual meeting of stockholders would be January 30, 2004) prior to the anniversary date of the preceding year's annual meeting of stockholders.

     However, if the date of the annual meeting is advanced or delayed by more than 30 days compared to the date of the preceding year's annual meeting, notice by the stockholder to be timely made must be received not later than the close of business on the later of:

     - the ninetieth day prior to the meeting, or

     - the tenth day following the date on which the date set for the meeting is first announced publicly.

     Any stockholder filing a notice of nomination must include the information required by our by-laws, including information about the nominee, as well as the name and address of the stockholder and the number of shares of common stock held by the stockholder.

     In order for a stockholder to bring other business before an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary within the time limits described above. The notice must include the information required by our by-laws, including a description of the proposed business, the reasons therefor and any interest the stockholder has in such business.

     If a stockholder fails to notify us within the time limits described above of an intent to be present at our 2003 annual meeting of stockholders in order to present a proposal for a vote, we will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials. The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in our proxy statement. We must receive stockholder proposals intended to be presented at the 2004 annual meeting by December 18, 2003 in order to be considered for inclusion in our proxy statement relating to such meeting.

                                          THOMAS A. A. COOK
                                          Secretary

Chesterfield, Missouri
April 16, 2003

                                                                      APPENDIX A

                         INSITUFORM TECHNOLOGIES, INC.

                                AUDIT COMMITTEE

                                    CHARTER

I.  PURPOSE.

     The primary functions of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Insituform Technologies, Inc. (the "COMPANY") are:

     - To assist the Board in overseeing:

      - the integrity of the Company's financial statements,

      - the Company's compliance with legal and regulatory requirements,

      - the independent auditor's qualifications and independence, and

      - the performance of the Company's internal audit function and independent auditors, and

     - To prepare the report that the Securities and Exchange Commission (the "SEC") rules require be included in the Company's proxy statement.

     The Committee will address these functions by carrying out the activities enumerated in this Charter, which are intended to describe a program of guidance and oversight and not to diminish the primary responsibility of the Company's management for the Company's financial statements and internal controls.

II.  ORGANIZATION AND AUTHORITY.

     The Committee shall be comprised of three or more directors, as determined by the Board. Each member of the Committee shall satisfy the applicable independence requirements of The Nasdaq Stock Market ("NASDAQ") and any other applicable regulatory requirements. Committee members may not receive any payment from the Company except for Board or Board committee service. Committee members shall be appointed by the Board annually. The Board may remove any Committee member. Members shall serve until their successors are duly elected and qualified.

     The Chairman of the Committee shall be designated by the Board; provided, however, if the Board does not do so, the Committee members shall elect a Chairman by vote of a majority of the Committee. The Chairman of the Committee may establish rules as determined by the Chairman to be necessary or appropriate for the conduct of the Committee's business.

     All members of the Committee shall have an understanding of the Company's business and services and a working familiarity with basic finance and accounting practices, and shall be able to read and understand financial statements. At least one member of the Committee shall be a "financial expert", as such term is defined by the SEC and Nasdaq.

     The Committee shall meet on a regular basis, and as frequently as circumstances dictate. The Committee shall maintain minutes and other records of its meetings and other activities. In furtherance of its objective of creating an open avenue of communication among the Company's accountants, financial and senior management, internal auditors and the Board, the Committee shall meet at least annually with management and the independent auditors in executive session, to discuss any matters that the Committee or these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the Company's financial statements consistent with the responsibilities set forth in this Charter.

III.  RESPONSIBILITIES.

     To fulfill its responsibilities and duties, the Committee shall:

  Periodic Review

     1. Review and update this Charter periodically, at least annually, as conditions dictate, and submit any changes for ratification by the Board.

     2. Review the Company's annual financial statements, including any certification, report, opinion, or review rendered by the independent auditors, prior to filing with the SEC together with the Company's Annual Report on Form 10-K.

     3. Review with management and the independent auditors the Company's quarterly unaudited financial statements prior to filing with the SEC together with the Company's Quarterly Report on Form 10-Q. The Chairman of the Committee may represent the entire Committee for purposes of this review.

     4. Review, prior to filing and/or publishing, other financial statements contained in filings by the Company with the SEC and other published documents, including the Company's quarterly and annual earnings releases.

  Independent Auditors

     5. Bear direct and sole responsibility for the appointment, compensation (including approval of all audit engagement fees and terms, and all significant non-audit engagements) and termination of the independent auditors, and oversight of the independent auditors' work (including resolution of disagreements between management and the independent auditors regarding financial reporting).

     6. Pre-approve all auditing services and all significant non-audit services (to the extent such non-audit services are permissible) to be provided to the Company by the independent auditors.

     7. On an annual basis, review and discuss with the independent auditors all significant relationships the independent auditors have with the Company, to determine independence and objectivity; and be responsible for ensuring receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.

     8. Take steps to ensure the independent auditors' ultimate accountability to the Committee, as representatives of the stockholders, and the ultimate authority of the Committee, as such representatives, to select, evaluate and, where applicable, replace the independent auditors.

     9. Consult with the independent auditors, out of the presence of management, concerning internal controls, and the fullness and accuracy of the Company's financial statements.

     10. Monitor rotation of the audit partner, such that neither the lead (or coordinating) audit partner (having primary responsibility for the Company's audit), nor the audit partner responsible for reviewing the Company's audit (e.g., the concurring audit partner), has performed audit services for the Company in each of the Company's five previous fiscal years.

     11. Meet with the independent auditors to receive their report regarding:

          - all critical accounting policies and practices to be used;

          - all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

          - other material written communications between the independent auditors and management.

  Financial Reporting Processes

     12. In consultation with the independent auditors and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

     13. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, as applied in its financial reporting.

     14. Consider and approve, if appropriate, any major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management or the internal auditors.

  Process Improvement

     15. Establish regular and separate systems of reporting to the Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     16. Inquire of the independent auditors, the internal auditors and management about assessing risk of fraudulent financial reporting and assess the steps management has taken to minimize such risks to the Company.

     17. Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     18. Review any significant disagreement among management and the independent auditors or the internal auditors in connection with the preparation of the financial statements.

     19. Review with the independent auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

     20. Review with the independent auditors critical accounting policies and practices, alternative treatments of financial information, and other material written communications between the independent auditors and management.

     21. Review with the Chief Executive Officer and the Chief Financial
Officer:

          - any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and

          - any fraud that involves management or other Company employees who have a significant role in the Company's internal controls.

  Legal and Ethical Compliance

     22. Prepare the report that SEC rules require be included in the Company's proxy statement.

     23. Review and approve all related-party transactions.

     24. Review and approve all off-balance sheet arrangements that may have a current or future material effect on the Company's financial condition, changes in financial condition, results of operations, revenues or expenses, liquidity, capital expenditures or capital resources.

     25. Monitor conflicts of interest between the independent auditors and management.

     26. Consult with management to ensure that appropriate ethical standards for business conduct are communicated to Company employees generally, and review compliance with such standards.

     27. Establish and maintain procedures for:

          - the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

          - the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

     28. Review activities, organizational structure, and qualifications of the internal auditors.

     29. Review, with the Company's General Counsel and, when appropriate, outside counsel, legal compliance matters, and any legal matter that could have a significant impact on the Company's financial statements.

     30. Conduct or authorize investigations into any other matters within its scope of responsibilities.

     31. Engage independent counsel and other advisers, as the Committee deems necessary or advisable to carry out its duties.

     32. Perform any other activities consistent with this Charter, the Company's by-laws, the enabling resolutions for the Committee adopted by the Board, and governing law, as the Committee or the Board deems necessary or appropriate.

  Internal Auditors

     33. Bear direct responsibility for the appointment, compensation and termination of the internal auditors, and oversight of the internal auditors' work (including resolution of disagreements between management and the internal auditors regarding financial reporting).

     34. Take steps to ensure the internal auditors' ultimate accountability to the Committee, as representatives of the stockholders, and the ultimate authority of the Committee, as such representatives, to select, evaluate and, where applicable, replace the internal auditors.

     35. Consult with the internal auditors, out of the presence of management, concerning internal controls, the fullness and accuracy of the Company's financial statements, and management integrity.
                                     * * *

                                                                      APPENDIX B

                         INSITUFORM TECHNOLOGIES, INC.

                              AMENDED AND RESTATED
                2001 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

     1. PURPOSE AND NATURE OF PLAN. The 2001 Non-Employee Director Equity Incentive Plan (the "Plan") of Insituform Technologies, Inc. (the "Company") was adopted effective May 10, 2001 to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress and thus provide a further incentive to serve as a director of the Company.

     The Board of Directors hereby amends and completely restates the Plan, effective upon and subject to the approval of the stockholders of the Company at the 2003 Annual Meeting of Stockholders, to expand the Plan to permit the award of stock units, as follows:

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "BOARD"). Subject to the provisions of the Plan, the Board shall have exclusive authority to interpret and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to take all steps and make all determinations necessary or advisable for the administration of the Plan. The determination of the Board in the administration of the Plan shall be conclusive and binding upon all persons, including without limitation the Company, its stockholders and persons granted options or other benefits under the Plan. The officers of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan.

     3. PARTICIPANTS. Directors of the Company who are not employees of the Company (or any affiliate of the Company) during a calendar year shall be eligible to participate in awards made pursuant to the Plan with respect to such calendar year ("ELIGIBLE DIRECTORS").

     4. SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 7 (relating to adjustment for changes in capital stock), an aggregate of 200,000 shares of the Company's Class A common shares, $0.01 par value ("COMMON STOCK"), shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be made available from authorized but unissued shares or from shares re-acquired by the Company, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

     5. AWARDS OF BENEFITS. The Board of Directors may, in its sole discretion, grant benefits in accordance with the Plan to Eligible Directors, and establish the timing, pricing, amount and other terms and conditions of such grants, which need not be uniform with respect to the various participants or with respect to different grants to the same participant.

     6. TYPES OF BENEFITS.  The following benefits may be granted under the
Plan: (i) nonqualified stock options ("NQSOS"); and (ii) Stock Units, as described below.

          (a) STOCK OPTIONS. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Board of Directors on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Board of Directors in its sole discretion. The purchase price may be paid
     (i) by check, (ii) in the discretion of the Board of Directors, by the delivery of shares of Common Stock of the Company owned by the participant for at least six (6) months or (iii) in the discretion of the Board of Directors, by a combination of any of the foregoing, in the manner provided in the option agreement.

          (b) STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit Agreement as may be established by the Board of Directors in its sole discretion. No director may receive an aggregate of more than 10,000 Stock Units under the Plan in any calendar year. The participant generally does not have the rights of a stockholder until receipt of the Common Stock. The Board of Directors may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

     7. ADJUSTMENT PROVISIONS. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted, and the number of shares of Common Stock covered by each outstanding option or Stock Unit shall be appropriately adjusted so that the aggregate consideration payable to the Company and the aggregate value of each such option or Stock Unit shall not be changed. Written option agreements or Stock Unit agreements may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from the Company's reorganization, recapitalization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

     8. NO RIGHT TO CONTINUE AS A DIRECTOR; NO STOCKHOLDER RIGHTS. Neither the Plan, nor the granting of an option or Stock Unit, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Eligible Director has a right to continue as an Eligible Director for any period of time, or at any particular rate of compensation. No Eligible Director shall have rights as a stockholder with respect to shares of Common Stock covered by options or Stock Units granted hereunder until the date of the issuance of a stock certificate therefor.

     9. AMENDMENT; GOVERNING LAW. The Board may revise or amend the Plan in any respect whatsoever; provided, that, without approval of the stockholders of the Company, no revision or amendment shall (i) change the selection or eligibility requirements under the Plan, (ii) increase the number of shares of Common Stock that may be issued under the Plan or (iii) increase the amount or type of benefits that may be granted under the Plan. No action authorized by this paragraph shall reduce the amount of any existing option or Stock Unit or change the terms and conditions thereof without the holder's consent. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Missouri.

     10. EFFECTIVE DATE, DURATION, SUSPENSION AND TERMINATION OF THE PLAN. The Plan became effective immediately following approval by the stockholders of the Company at the 2001 Annual Meeting of Stockholders. The period during which option and Stock Unit grants shall be made under the Plan shall terminate on the day following the tenth anniversary of the 2001 Annual Meeting of Stockholders (unless the Plan is extended or terminated at an earlier date by stockholders); provided, (i) such termination shall not affect the terms of any then outstanding option or Stock Unit and (ii) the terms and conditions applicable to any option or Stock Unit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the holder. The Board may suspend or terminate the Plan at any time and for any reason.
                                     * * *

                                                                      APPENDIX C

                         INSITUFORM TECHNOLOGIES, INC.

                              AMENDED AND RESTATED
                      2001 EMPLOYEE EQUITY INCENTIVE PLAN

     1. PURPOSE AND NATURE OF PLAN. The 2001 Employee Equity Incentive Plan (the "Plan") was adopted effective May 10, 2001 to encourage key employees of Insituform Technologies, Inc. (the "Corporation") and such subsidiaries of the Corporation as the Administrator designates, to acquire shares of Class A $0.01 par value common stock of the Corporation ("Common Stock") or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for employees to contribute to the success of the Corporation and align the interests of key employees with the interests of the shareholders of the Corporation.

     The Board of Directors hereby amends and completely restates the Plan, effective upon and subject to the approval of the stockholders of the Company at the 2003 Annual Meeting of Stockholders, to expand the Plan to permit the award of benefits, as follows:

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Corporation or the Compensation Committee of the Board of Directors (the "Administrator").

     The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Administrator in its sole discretion.

     Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Missouri.

     The Board of Directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself. Also, the Board of Directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

     3. SHARES RESERVED UNDER THE PLAN. Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) an aggregate of two million (2,000,000) shares of Common Stock of the Corporation shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be made available from authorized but unissued shares or shares re-acquired by the Corporation, including shares purchased in the open market or in private transactions.

     As used in this Section, the term "Plan Maximum" shall refer to the number of shares of Common Stock of the Corporation that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum while such options, stock appreciation rights or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Corporation as part of a restructuring of benefits granted pursuant to this Plan.

     Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual shall not exceed 200,000 shares (as adjusted in accordance with Section 12).

     4. PARTICIPANTS. Participants will consist of such officers and key employees of the Corporation or any designated subsidiary as the Administrator in its sole discretion shall determine. Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

     5. TYPES OF BENEFITS.  The following benefits may be granted under the
Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); (e) nonqualified stock options ("NQSOs"); and (f) Stock Units, all as described below.

     6. STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to
Section 422 of the Internal Revenue Code of 1986 ("Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Corporation, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

     7. RESTRICTED STOCK. Restricted Stock is Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

          (a) The purchase price, if any, will be determined by the Administrator.

          (b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

          (c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods;
     (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

          (d) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

          (e) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

          (f) The Administrator shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

     8. PERFORMANCE AWARDS. Performance Awards are Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

     9. INCENTIVE STOCK OPTIONS. ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Such purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Corporation owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

     10. NONQUALIFIED STOCK OPTIONS. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock of the Corporation owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement.

     11. STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Corporation at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

     12. ADJUSTMENT PROVISIONS.

          (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

          (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     13. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the participant's lifetime, only by the participant or a Permitted Transferee. In the event of the death of a participant, exercise or payment shall be made only:

          (a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

          (b) To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section, "Permitted Transferee" shall include (i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80% of all interests. For this purpose, the participant's family shall include only the participant's spouse, children and grandchildren.

     14. TAXES. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

     15. TENURE. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     16. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan.

     The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; or (b) modify the requirements as to eligibility for benefits under the Plan.

     17. EFFECTIVE DATE. This Insituform Technologies, Inc. 2001 Employees Equity Incentive Plan shall become effective as of the date it is adopted by the Board of Directors of the Corporation subject only to approval by the holders of a majority of the outstanding voting stock of the Corporation within twelve months before or after the adoption of the Plan by the Board of Directors.

                                     * * *

                          INSITUFORM TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received the notice of the annual meeting of stockholders of Insituform Technologies, Inc. and the proxy statement, appoints Anthony W. Hooper and Thomas A. A. Cook, and each of them acting individually, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the shares of our Class A common shares, $.01 par value, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs that this proxy be voted as specified on the reverse side.

If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment or adjournments thereof, all of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                        ANNUAL MEETING OF STOCKHOLDERS OF

                          INSITUFORM TECHNOLOGIES, INC.

                                  MAY 29, 2003


                  PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN
                   THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.


              - Please detach and mail in the envelope provided. -

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                            "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1.      Election of Directors

/ /     FOR ALL NOMINEES                     NOMINEES
                                              / /  Robert W. Affholder
/ /     WITHHOLD AUTHORITY                    / /  Paul A. Biddelman
        FOR ALL NOMINEES                      / /  Stephen P. Cortinovis
                                              / /  John P. Dubinsky
/ /     FOR ALL EXCEPT                        / /  Juanita H. Hinshaw
        (See instructions below)              / /  Anthony W. Hooper
                                              / /  Thomas N. Kalishman
                                              / /  Sheldon Weinig
                                              / /  Alfred L. Woods




INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ------------ "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  [GRAPHIC]

                                                                             FOR            AGAINST          ABSTAIN

2.     Amendment and restatement of the 2001 Non-Employee Director           / /              / /              / /
       Equity Incentive Plan
3.     Amendment and restatement of the 2001 Employee Equity                 / /              / /              / /
       Incentive Plan

This proxy also may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof.

This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL THE NAMED NOMINEES FOR DIRECTOR, "FOR" THE AMENDMENT AND RESTATEMENT OF THE 2001 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN AND "FOR" THE AMENDMENT AND RESTATEMENT OF THE 2001 EMPLOYEE EQUITY INCENTIVE PLAN.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. / /


Please sign exactly as your name appears hereon. If two persons hold the power to vote the same shares, either one of them may sign this proxy card. If more than two persons hold the power to vote the same shares, a majority of them must sign this proxy card. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder ____________ Date: ________  Signature of Stockholder ____________ Date: _______
         NOTE:  Please see instructions above right.


                                       2